EXH 10.52

                           VIA ONE TECHNOLOGIES, INC.
                            525 Broadway, Fifth Floor
                            New York, New York 10012

February 20, 2003

Mr. Dario Echeverry
President and CEO
Phone 1
100 North Biscayne Boulevard
25th Floor
Miami, FL  33132

Dear Mr. Echeverry:

I refer to that certain letter agreement (the "Initial Letter Agreement") dated October 15, 2002 by and between Via One Technologies, Inc., a New Jersey corporation ("Via One") and Phone1, Inc., a Florida corporation ("Phone1") (the "Agreement") concerning a venture to develop a Phone1 branded calling card/service.

This letter shall serve to confirm the following: (a) the Agreement has been cancelled and shall be of no further force or effect, (b) neither Via One nor Phone1 shall have any rights or obligations relative to, or arising from, the Agreement, (c) Via One and Phone1 mutually release on another from any and all claims or actions relative to, or arising from, the Agreement, and (d) the cancellation, waiver and release described in (a) through (c) above have been agreed to by Via One at the request of Phone1 and based on the parties' commitment to use their mutual good faith efforts to negotiate and execute a "Phone1 branded services" agreement as a replacement for the Agreement; the scope and all of the terms and conditions of which shall be subject to such good faith negotiations.

If you agree to the foregoing, please sign on behalf of Phone1 where indicated below:

                                        Very truly yours,

                                        VIA ONE TECHNOLOGIES, INC.


                                        By: /s/ Asheem Aggarwal  Date: 2/20/03
                                            -------------------        -------
                                        Name:  Asheem Aggarwal
                                        Title:  President

Agreed and Accepted:

PHONE1, INC.

By:      /s/ Dario Echeverry        Date: 2/20/03
         -------------------              -------
Name:    Dario Echeverry
Title:   President